UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2024

GLACIER WORLDWIDE, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-208931	35-2539888
State of Incorporation	Commission File Number	IRS Employer I.D. Number

10390 Santa Monica Boulevard, Los Angeles, California 90025

(Address of Principal Executive Offices)

Registrant’s telephone number: (310) 359-6791

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item Changes in Registrant’s Certifying Accountant 4.01

Resignation of Principal Accountant

On May 6, 2024, the Board of Directors of the Company was notified by UHY, LLP (“UHY”) that UHY has decided to resign as the independent registered public accounting firm of the Company effective immediately. The Company is currently in the process of interviewing other accounting firms to replace UHY as the Company’s independent registered public accounting firm.

UHY was engaged on December 13, 2023, to serve as the Company’s independent registered public accounting firm, though they had not issued any reports related to an audit or review. During the year ended December 31, 2023 and the subsequent interim periods through the date of this report, (i) the Company has not had any disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to UHY’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods, and (ii) there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided UHY with a copy of disclosures it is making in this Form 8-K and requested that UHY furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of UHY’s letter to the Securities and Exchange Commission dated May 6, 2024 is filed as Exhibit 16.1 hereto.

Item Financial Statements and Exhibits. 9.01

(d) Exhibits:

Exhibit No.	Description

16.1	Letter to Securities and Exchange Commission from UHY, LLC dated May 6, 2024.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 6, 2024

GLACIER WORLDWIDE, INC.

	By:	/s/ Breyon Prescott
Breyon Prescott
President

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